EXHIBIT 10.40

CONSULTING OPTION AGREEMENT

This Consulting Option Agreement, (this “Consulting Option Agreement”), is hereby made and entered into this 18th day of December 2009, (the “Execution Date”), by and among:

Tanaka Kikinzoku Kogyo Kabushiki Kaisha, (“TKK”), a company incorporated under the laws of Japan with its registered offices located at Tokyo Building 22F, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6422, Japan,

Dr. Stephen Golden, (“Golden”), a citizen of the United States of America residing at ________________________________ United States of America, and

Catalytic Solutions, Inc., (“CSI”), a company incorporated under the laws of the State of California, USA, with its registered offices located at 4567 Telephone Road, Suite 206, Ventura, California 93003, United State of America.

WITNESSETH

WHEREAS, Tanaka Holdings Kabushiki Kaisha, (“TKK/THD”), a company incorporated under the laws of Japan, (originally doing business under the corporate name “Tanaka Kikinzoku Kogyo Kabushiki Kaisha”), and CSI executed that certain Purchase and Sale Agreement dated as of December 22, 2008, (as amended by that certain Amendment to Purchase and Sale Agreement also executed by TKK/THD and CSI dated as of December 22, 2008, the “First Purchase and Sale Agreement”), pursuant to which TKK/THD purchased from CSI certain shares of stock in the Japanese corporation TC Catalyst, Inc., (“TC Catalyst”), and certain rights to technology relating to catalyst for heavy duty use, (as further described below, the “HDU Technology”); and

WHEREAS, TKK/THD established a wholly-owned subsidiary under the name of “Tanaka Kikinzoku Kogyo Kabushiki Kaisha,” (the party “TKK” to this Consulting Agreement), and transferred to TKK all of its interests in the rights to the HDU Technology purchased from CSI under the Second Purchase and Sale Agreement; and

WHEREAS, TKK and CSI have executed that certain Second Purchase and Sale Agreement dated as of even date herewith, (the “Second Purchase and Sale Agreement”), pursuant to which TKK will purchase additional shares of TC Catalyst and certain rights to technology relating to three-way catalysts for light vehicle use, (as further described below, the “LVA Technology”); and

WHEREAS, TKK/THD, TKK, CSI and TC Catalyst have executed that certain New Shareholders Agreement dated as of even date herewith, (the “New Shareholders Agreement”), with respect to the shareholdings of TKK and CSI in TC Catalyst and other related matters; and

WHEREAS, CSI is obligated to transfer to TKK the trade secrets, know-how and other proprietary information relating to the HDU Technology and the LVA Technology, (the “Technical Know-how”), pursuant to the First Purchase and Sale Agreement and the Second Purchase and Sale Agreement; and

WHEREAS, Golden is the Chief Operating Officer of CSI and possesses an understanding of and technical expertise in the Technical Know-how, and is willing to provide the consulting services more fully described herein relating to such Technical Know-how to TKK under the circumstances set forth herein, in accordance with the terms and conditions of this Consulting Agreement,

NOW, THEREFORE, each of TKK, Golden and CSI, (each, a “Party” and collectively, the “Parties”), hereby agrees to abide in good faith with each of the following terms and conditions.

Article 1.

Definitions

Each capitalized term used in this Consulting Option Agreement, (including, without limitation, the terms HDU Technology and LVA Technology), shall, unless otherwise specifically defined herein, have the meaning assigned to each such term in accordance with the New Shareholders Agreement, the First Purchase and Sale Agreement or the Second Purchase and Sale Agreement, as applicable.

Article 2.

Consulting Option

2.1

In consideration of the various transactions among the Parties as described hereinabove, in the event CSI (i) commences proceedings, or has proceedings commenced against it, for bankruptcy, corporate restructuring, liquidation, dissolution or the like, or ceases to do business for any other reason, and, as a result thereof, fails to fulfill its obligations with respect to the transfer to TKK of any Technical Know-how, in the reasonable determination of TKK, or (ii) Golden ceases to be employed at CSI for any reason, and no other personnel of CSI are capable of fully transferring the Technical Know-how to TKK as contemplated under the First Purchase and Sale Agreement and/or the Second Purchase and Sale Agreement, as applicable, Golden hereby grants to, and TKK shall have, the option during the effective term of this Consulting Option Agreement, exercisable by TKK in such event in the sole discretion of TKK, to require Golden to execute and perform the Golden Consulting Agreement in the form attached hereto as Attachment 1, (the “Golden Consulting Agreement”), which Attachment 1 shall be deemed incorporated herein and made a part of this Consulting Option Agreement.

2.2

CSI hereby represents and warrants that it has appropriately reviewed the Golden Consulting Agreement and the obligations of Golden contained therein; that it has considered all related conflict of interests and confidentiality matters relating to this Consulting Option Agreement and the Golden Consulting Agreement and the possible performance by Golden of his obligations thereunder in the event TKK requires Golden to execute and perform the same; that its Board of Directors has passed all resolutions and provided all consents that may be required for CSI and Golden to execute this Consulting Option Agreement and to allow Golden to execute the Golden Consulting Agreement, in either case with TKK; and that CSI has no, and shall make no future, objections or claims against TKK with respect to this Consulting Option Agreement, the Golden Consulting Agreement or the performance of CSI and/or Golden under either agreement.

Article 3.

Term of Agreement

This Consulting Option Agreement shall remain in effect for a period of four years from the Execution Date.

Article 4.

Governing Law and Resolution of Disputes

This Consulting Option Agreement shall be governed by and interpreted in accordance with the laws of Japan.

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IN WITNESS WHEREOF, each of TKK and CSI has caused its duly authorized representative to execute, and Golden has executed, this Consulting Option Agreement with effect from the Execution Date.

Tanaka Kikinzoku Kogyo Kabushiki Kaisha

/s/ Hideya Okamoto

Name:

Hideya Okamoto

Title:   Representative Director and President

Dr. Stephen Golden

/s/ S.J. Golden

Catalytic Solutions, Inc.

/s/ Charles F. Call

Name:  Charles F. Call

Title:    Chief Executive Officer

Attachment 1

Golden Consulting Agreement

GOLDEN CONSULTING AGREEMENT

This Golden Consulting Agreement, (this “Consulting Agreement”), is hereby is hereby made and entered into this __th day of __________ 20__, (the “Execution Date”), by and between:

Tanaka Kikinzoku Kogyo Kabushiki Kaisha, (“TKK”), a company incorporated under the laws of Japan with its registered offices located at Tokyo Building 22F, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6422, Japan

and

Dr. Stephen Golden, (“Golden”), a citizen of the United States of America residing at ______________________________________, California, USA

WITNESSETH

WHEREAS, TKK, Golden and Catalytic Solutions, Inc., (“CSI”), a company incorporated under the laws of the State of California, USA have executed that certain Consulting Option Agreement dated as of December 18, 2009, (the “Consulting Option Agreement”), pursuant to which Golden granted TKK, with the consent and approval of CSI, an option exercisable by TKK under certain conditions, to required Golden to perform for TKK certain consulting services; and

WHEREAS, TKK has determined to exercise its option pursuant to Article 2.1 of the Consulting Option Agreement, and desires that Golden perform the consulting services as set forth herein, in accordance with the terms and conditions of this Consulting Option Agreement, and Golden agrees to perform such consulting services,

NOW, THEREFORE, each of TKK and Golden, (each, a “Party” and collectively, the “Parties”), hereby agrees to abide in good faith with each of the following terms and conditions.

Article 1.

Definitions

Each capitalized term used in this Golden Consulting Agreement shall, unless otherwise specifically defined herein, have the meaning assigned to each such term in accordance with the Consulting Option Agreement.

Article 2

Consulting Services

2.1

Golden shall provide up to an equivalent of sixty (60) days of consulting services, as further described in Article 2.3 below, on behalf and at the request of TKK during the six-month period commencing on the Execution Date, (the “Initial Consulting Period”).

2.2

TKK shall pay to Golden as the total fee for the consulting services described in this Article 2.1 during the Initial Consulting Period, subject to additional payments pursuant to Article 2.6 below, US$60,000, (the “Base Fee”), payable as set forth in Article 3.  TKK shall pay the Base Fee to Golden during the Initial Consulting Period, by bank transfer to the bank account designated by Golden, as follows; US$10,000 on or prior to the 10th of each of the six calendar months during the Initial Consulting Period.

2.3

The consulting services shall consist of the training by Golden of personnel designated by TKK, (“TKK Personnel”), the participation by Golden in technical discussions with TKK Personnel, the timely preparation and submission of written answers to questions or written reports, and such other consulting and assistance as may be requested by TKK, all with respect to, and limited to, the Technical Know-how.

2.4

TKK shall reimburse Golden for out-of-pocket expenses relating to mailing and long-distance phone call expenses, and such other expenses as may be agreed upon by the Parties, as invoiced to TKK by Golden from time to time.

2.5

During the Initial Consulting Period, TKK may request Golden to travel to Japan on one or more occasions for a total of thirty (30) days, including travel time, in order to perform the consulting services hereunder, in which case TKK and Golden shall consult to determine mutually available timing for such travel and in which case TKK shall reimburse, (or pay directly) all out-of-pocket costs and expenses relating to such travel.

2.6

In the event TKK requests that Golden perform, and Golden agrees to perform, during the Initial Consulting Period, consulting services in excess of the equivalent of sixty (60) days of consulting services as set forth in Article 2.1 above, TKK shall pay to Golden in addition to the Base Fee, for each such additional day of consulting services, US$1,000 per day, (the “Per Diem Fee”).  The total amount of Per Diem Fees shall be paid to Golden within ten business days from the last day of the Initial Consulting Period.

Article 3.

Extended Term

3.1

In the event TKK determines, in its reasonable discretion, that the transfer of all Technical Know-how, as originally required of CSI pursuant to the First Purchase and Sale Agreement and/or the Second Purchase and Sale Agreement, has not been completed at the end of the Initial Consulting Period, TKK shall have the option to extend the term of this Golden Consulting Agreement on the basis of the terms and conditions as set forth hereinabove, for an additional six-month period, or for such shorter period as may be agreed upon by TKK and Golden, (the “Extended Period”).

3.2

TKK shall pay to Golden during the term of the Extended Period the Per Diem Fee for each day or equivalent of one day of consulting services performed by Golden, together with such out-of-pocket expenses as set forth in Article 2.4 and Article 2.5 above; provided, however, that Golden and TKK shall consult in good faith and agree upon any travel to Japan during such Extended Period.

3.3

Payment to Golden of the fees for consulting services performed by Golden during any such extended period shall be determined by Golden and TKK through consultations in good faith.

Article 4.

Governing Law

This Golden Consulting Agreement shall be governed by and interpreted in accordance with the laws of Japan.

IN WITNESS WHEREOF, TKK has caused its duly authorized representative to execute, and Golden has executed, this Golden Consulting Agreement with effect from the Execution Date.

Tanaka Kikinzoku Kogyo Kabushiki Kaisha

_________________________

Name:

Title:

Dr. Stephen Golden

_________________________